As filed with the Securities and Exchange Commission on March 20, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6222 185th Avenue NE

Redmond, WA 98052

(425) 936-6847

(Address, including zip code, and telephone number, including area code of principal executive offices)

Thomas M. Walker

Vice President, General Counsel & Secretary

Microvision, Inc.

6222 185th Avenue NE

Redmond, WA 98052

(425) 936-6847

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel F. Freedman

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:  From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $.001 per share	12,900,000	$2.652	(1)	$34,210,800.00	$1,050.27
Common Stock, par value $.001 per share	537,500	$2.7625	(1)	$1,484,843.75	$45.59
Total	13,437,500			$35,695,643.75	$1,095.86

(1)	Calculated using the exercise prices of the relevant warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is prohibited.

Subject to Completion March 20, 2007

PROSPECTUS

MICROVISION, INC.

13,437,500 Shares of Common Stock

This prospectus relates to the offering by us of 13,437,500 shares of our common stock that may be issued:

•	upon the exercise of the 12,362,500 warrants we issued in connection with the public offering that we consummated in June 2006;

•	upon the exercise of the 537,500 warrants we issued to the underwriter that we engaged in connection with such public offering; and

•	upon the exercise of the 537,500 warrants that may be issued upon the exercise of the warrant to acquire warrants that we issued to such underwriter in connection with such public offering.

See “Warrants” for more information about the warrants described above.

The securities offered in this prospectus involve a high degree of risk. See “ Risk Factors” on page 1.

Our common stock is listed on the NASDAQ Global Market under the symbol “MVIS.” On March 19, 2007, the closing price of one share of our common stock on the NASDAQ Global Market was $3.39.

Our executive offices are located at 6222 185th Avenue NE, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our financial condition, results of operations, business and prospects. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus.

Forward-looking statements include, but are not limited to, those relating to the general direction of our business, including our scanned beam display and image capture businesses; the ability of our scanned beam display technology or products incorporating this technology to achieve market acceptance; our ability to marshal adequate financial, management and technical resources to develop and commercialize our technologies; our expected revenues and expenses in future periods; our ability to obtain financing; the market value of our investment in Lumera Corporation; developments in the defense, aerospace and other industries on which we have focused; and our relationships with strategic partners.

These forward-looking statements are not guarantees of future performance. There are important factors that could cause our actual results, performance or achievements to differ materially from those contemplated, expressed or implied by such forward-looking statements, including those factors discussed in “Risk Factors” below.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent filings, including filings after the date hereof, with the Securities and Exchange Commission under the Exchange Act. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

THE COMPANY

Microvision’s executive offices are located at 6222 185th Avenue NE, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

WARRANTS

As part of a public offering consummated on June 5, 2006, we entered into an Underwriting Agreement dated May 30, 2006 with MDB Capital Group, LLC, or MDB, pursuant to which we sold to MDB a total of 11,550,000 shares of our common stock and warrants to purchase 12,362,500 shares of our common stock and also issued as compensation to MDB a warrant to purchase 537,500 shares of our common stock and a warrant to acquire warrants exercisable for 537,500 shares of our common stock. This prospectus relates to the offering of the shares issuable upon exercise of (1) the warrants to purchase 12,362,500 shares of our common stock that we sold to MDB in the public offering and the warrants to purchase 537,500 shares of our common stock which may be acquired upon the exercise of the warrant to acquire warrants that we issued to MDB as compensation, which

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we refer to collectively as the Offering Warrants, and (2) the warrants to purchase 537,500 shares of our common stock that we issued to MDB, which we refer to as the MDB Warrants.

The Offering Warrants, which are exercisable on or after June 5, 2007 and on or before June 5, 2011, entitle the holders thereof to purchase shares of our common stock at an exercise price of $2.652 per share. The MDB Warrants, which are also exercisable on or after June 5, 2007 and on or before June 5, 2011, entitle the holders thereof to purchase shares of our common stock at an exercise price of $2.7625 per share.

USE OF PROCEEDS

We would realize gross proceeds of approximately $35,695,644 if all 13,437,500 warrants were exercised. We anticipate that the net proceeds, if any, will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and acquisitions of other technologies. Pending the application of any net proceeds, we expect to invest any proceeds in investment-grade, interest-bearing instruments or other securities. We anticipate that warrants will be exercised from time to time based upon the decisions of the individual warrant holders. To the extent that warrants are not exercised, our net proceeds will be reduced. There is no assurance that all warrants will be exercised or that we will receive the net proceeds which would be available if all warrants had been exercised.

DETERMINATION OF OFFERING PRICE

The Offering Warrants entitle the holders thereof to purchase shares of our common stock at an exercise price of $2.652 per share. The MDB Warrants entitle the holders thereof to purchase shares of our common stock at an exercise price of $2.7625 per share. The terms, conditions and exercise prices per share for the warrants were determined by us and MDB at the time of the offering described under “Warrants.”

PLAN OF DISTRIBUTION

The shares issuable upon exercise of the warrants are offered solely by us, and no underwriters are participating in this offering. We anticipate that the shares offered will be previously authorized but unissued. Warrants may be exercised by giving written notice and paying the exercise price in accordance with the terms of the relevant warrants.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our annual report on Form 10-K for the year ended December 31, 2006;

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•	Our current report on Form 8-K filed with the SEC on February 23, 2007;

•	Any other filings we make pursuant to the Exchange Act after the filing date of the initial registration statement and prior to effectiveness of the registration statement; and

•

The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Microvision, Inc.

6222 185th Avenue NE

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL OPINION

For the purpose of this offering, Ropes & Gray LLP, Boston, Massachusetts, is giving its opinion on the validity of the shares.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Microvision, Inc. incorporated in this prospectus by reference to Microvision, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Distribution

SEC Registration Fee	$1,095.86
Blue Sky Fees and Expenses*	1,000
Legal Fees and Expenses*	25,000
Printing Expenses*	10,000
Accounting Fees and Expenses*	7,000
Miscellaneous*	904.14
Total Expenses	$45,000

*	Estimated

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Certificate provides that the Company’s Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant’s Certificate further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

For the undertaking with respect to indemnification, see Item 17 herein.

Item 16. Exhibits

Title of Exhibit
5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Microvision, Inc.’s Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set fort in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 of Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 20th day of March, 2007.

MICROVISION, INC.

By:	/s/ THOMAS M. WALKER
Name:	Thomas M. Walker
Title:	Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alexander Tokman, Jeff Wilson and Thomas M. Walker, and each of them, severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign in his or her name, place and stead, in any and all capacities, a Registration Statement on Form S-3 (the “Registration Statement”) in connection with the issuance of certain warrants by Microvision, Inc. (the “Company”), any and all amendments or supplements (including post-effective amendments) to the Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b), and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing as they deem necessary, appropriate or desirable to be performed, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of March , 2007.

Signature	Title

/s/ ALEXANDER TOKMAN Alexander Tokman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ JEFF WILSON Jeff Wilson	Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD A. COWELL Richard A. Cowell	Director

/s/ SLADE GORTON Slade Gorton	Director

/s/ MARC ONETTO Marc Onetto	Director

/s/ JEANETTE HORAN Jeanette Horan	Director

/s/ BRIAN TURNER Brian Turner	Director

EXHIBIT INDEX

Number	Title of Exhibit
5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Microvision, Inc.’s Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).